UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

653 Collins Avenue, Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2024, Siebert Technologies, LLC (“STCH”), a subsidiary of Siebert Financial Corp. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with J2 Financial Technology, Inc., d/b/a “Guild”, a Delaware corporation.

Under the Purchase Agreement, STCH purchased a Mobile Self-Directed Trading App for the total purchase price (“Purchase Price”) of three hundred eight-five thousand dollars ($385,000), consisting of three hundred and fifty thousand dollars’ ($350,000) of the Company’s common stock (NASDAQ: SIEB), priced at the historical 30-day moving average, as of January 18, 2024, and thirty-five thousand dollars ($35,000) cash at Closing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Report.

Ex. No	Description of Exhibits
10.43	Purchase Agreement, dated January 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2024	SIEBERT FINANCIAL CORP.

	By	/s/ John J. Gebbia
John J. Gebbia
Chief Executive Officer
(Principal executive officer)

	By	/s/ Andrew H. Reich
Andrew H. Reich
Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Secretary
(Principal financial and accounting officer)

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